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                                                                  EXHIBIT 23.1


                      CONSENT OF INDEPENDENT ACCOUNTANTS


    We consent to the incorporation by reference in the Report on Form 8-K of MAXIMUS, Inc. dated May 12, 1998 and in the Registration Statements of MAXIMUS, Inc. on Form S-8 (File Nos. 333-41867, 333-41869 and 333-41871) of our report dated March 18, 1998, except for Note L which is as of March 23, 1998, relating to the financial statements of David M. Griffith & Associates, Ltd. included in MAXIMUS, Inc.'s Registration Statement on Form S-4 (File 333-49305).


                                        /s/ Grant Thornton LLP

                                        GRANT THORNTON LLP




Chicago, Illinois
May 27, 1998